                                                                    Exhibit 3.39

                                State of Florida

                               Department of State

 I certify the attached is a true and correct copy of Articles of Organization of GLOBAL MAILBOX EXPRESS, LLC, a limited liability company, organized under the laws of the State of Florida, filed on September 9, 1996, as shown by the records of this office.

 The document number of this company is L96000000950.






                                                Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                                 Ninth day of June, 1998

                                                Sandra B. Mortham
                                                Secretary of State

                            ARTICLES OF ORGANIZATION
                                       OF
                           GLOBAL MAILBOX EXPRESS. LLC

          The undersigned. for the purpose of forming a limited liability company under the Florida Limited Liability Company Act. F.S. Chapter 609. hereby make, acknowledge, and file the following Articles of Organization.

                                 ARTICLE I NAME

          The name of the limited liability company shall be Global MailBox Express. LLC ("Company").

                              ARTICLE II -- ADDRESS

          The mailing address and street address of the principal office of the Company shall be 4455 N.W. 73rd Avenue. Miami. Florida, 33166-6400.

                             AR77CLE ITT - DURATION

         The company shall commence its existence on the date these articles of organization are filed by the Florida Department of State. The Company's existence shall terminate not later than August 23, 2196, unless the company is earlier dissolved as provided for in these articles of organization.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

         The name! and street address of the registered agent of the Company in the State of Florida is CT Corporation. 1200 S. Pine Island Rd., Plantation. Florida 33324.

                        ARTICLE V - CAPITAL CONTRIBUTIONS

         The members of the Company shall contribute to the capital of the Company the cash or property set forth in Exhibit "A".

                  ARTICLE VI - ADDITIONAL CAPITAL CONTRIBUTIONS

         The Members shall contribute additional capital to the Company in such amounts and at such times as Members holding Majority Interests shall determine that additional capital is required. All such capital calls shall be reasonable and reasonably related to the needs of the Company. The Members shall contribute such additional capital in proportion to their respective Percentage Interests.

                     ARTICLE VII - ADMISSION OF NEW MEMBERS

         No additional members shall he admitted to the Company except with the unanimous written consent of all the members of the Company and on such terms and conditions as shall be determined by all the members. A member may transfer its interest in the Company as set forth in the regulations of the Company, but the transferee shall have no right to participate in the management of the business and affairs of the Company or become a member unless all the other members of the Company other than the member proposing to dispose of its interest approve of the proposed transfer by unanimous written consent.

                     ARTICLE VIII - TERMINATION OF EXISTENCE

         The Company shall be dissolved on the bankruptcy or dissolution of a member or on the occurrence of any other event that terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of all the remaining members, provided there are at least two remaining members.

                             ARTICLE IX - MANAGEMENT

         The Company shall be managed by the members in accordance with regulations adopted by the members for the management of the business and affairs of the Company. These regulations may contain any provision for the regulation and management of the affairs of the Company not inconsistent with law or these articles of organization. The names and address of the meff6ers of the Company are:

             NAME                           ADDRESS

 Mail Boxes Etc. USA. Inc.                  6060 Cornerstone Court West
                                            San Diego. CA 92121
                                            Attention: Anthony W. DeSio

 SkyBox Services Corporation                4405 N W. 73rd Avenue
                                            Miami. Florida 33166-6400
                                            Attention: Albert P. Hernandez

     IN WITNESS WHEREOF. the undersigned organizers haw made and subscribed these articles of organization at Miami. Florida. on this 23rd day of August, 1996.

                                    SKYBOX SERVICES
                                    CORPORATION

                                   By: /s/ Albert Hernandez
                                      -------------------------------
                                       Albert Hernandez,
                                       President

          IN WITNESS WHEREOF, the undersigned organizers have made and subscribed these articles of organization at San Diego, California, on this day of August, 1996.

                                    MAIL BOXES ETC. USA, INC.

                                    By: /s/  A.W. DeSio
                                       ------------------------------
                                        A.W. ("Tony") DeSio,
                                        President and Chief Executive Officer

                     AFFIDAVIT OF MEMBERSHIP AND CONTRIBUTIONS

     The undersigned member or authorized representative of a member of Global MailBox Express LLC. deposes and says:

                 1. The above named limited liability company has at least two members.

                 2. The total amount of cash contributed by the members is
                    S400.000.00.

                 3. The value of property other than cash contributed by members is of an indeterminate value, will not be counted as capital contributions and will not affect equity ownership, distribution of profits. or voting rights of the Members. A description of the property is attached and made a part hereto,

                 4. The total amount of cash or property anticipated to be contributed by members is S400.000.00. This total includes amounts from 2 and 3 above.

         THE AFFIANT SAYS NOTHING FURTHER

     Dated: August 29, 1996

                                    SKYBOX SERVICES CORPORATION

                                    By: /s/  Albert Hernandez
                                       ----------------------------------
                                        Albert Hernandez, President

                              ACCEPTANCE OF REGISTERED AGENT

          The undersigned. being the person named in the articles of organization of Global MailBox Express, LLC as the registered agent of this limited liability company, hereby consents to accept service of process for the above stated company at the place designated in the articles of organization, and accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of his or her duties, and is familiar with and accepts the obligations of the position of registered agent.

                                    CT CORPORATION

                                    By: /s/  Tanya M. Villar
                                       ------------------------------
                                       1200 S. Pine 131 Road
                                       Plantation. Florida 33324
                                       (800)89&9207

                                       TANYA M. VILLAM
                                       Special Assistant Secretary

                                   Exhibit -A-

              CAPITAL CONTRIBUTIONS TO GLOBAL MAIL BOX EXPRESS, LLC


     Members                                Capital Contributions            Member's Percentage Interest
     -------                                ---------------------            ----------------------------
    Mail Boxes Etc. USA. Inc.                  $ 204,000.00                            51%
    6060 Cornerstone Court West
    San Diego, California 92121

    SkyBox Services Corporation                $ 196,000.00                            49%
    4405 N.W. 73rd Avenue
    Miami, Florida 33166-6400

      Additional Non-Capital Contributions to Global Mail Box Express, LLC

In addition to the cash contributed to the initial capitalization of the Company, the Members also contribute the following assets to the Company:

SkyBox Services Corporation

a) Software and source codes currently being used by SkyBox Services Corporation for international mail and package forwarding;1

b) Operating systems and procedures for international mail and package forwarding;

c) Potential tie-ins with existing SkyBox corporate marketing promotions such as American Express, various banks, catalog companies, etc.;

d)   Shared use of the existing Skybox hub in Miami. Florida; and

e) Shared use of SkyNet hubs in Miami, New York and Los Angeles on a temporary basis, as Needed, when the Company expands into those markets.

Mail Boxes Etc. USA- Inc,

--------
1 Any changes or enhancements to such software and any additional software needed will be paid for and owned by Company. Any upgraddes to SkyBox or SkyNet softweare will be provided to Company at no additional cost.

a) MBE will promote the Company's services to its Master Licensees, Arez-Franchisees, and individual Franchise Owners worldwide by, among other things, designating Company as its preferred provider of international mail and package forwarding services; and

b)   The goodwill associated with access the MBE Network

The Members agree that these additional non-capital contributions are or indeterminate value will not be counted as capital contributions and will not affect equity ownership, distribution or profits, or voting rights of the Members In addition. all tangible assets. above. brought to the Company will remain property of the Company upon withdrawal or termination of membership of any Member.

Any expenses incurred by the Members prior to the formation of the Company are the responsibility of the Members incurring such expenses and will not be reimbursed by any other Member or the Company-. nor will such incurred expenses affect ownership interest. distribution of profits. or voting rights in the Company